Exhibit 10.1

PROVENTION BIO, INC.

STOCK OPTION GRANT AGREEMENT

(2020 INDUCEMENT PLAN)

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between Provention Bio, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Provention Bio, Inc. 2020 Inducement Plan, as amended and/or restated from time to time (the “Plan”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the Plan to acquire the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1.       Grant. The Company hereby grants the Optionee a Nonstatutory Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. No portion of this Option may be exercised until such portion shall have vested and become exercisable.

2.       Exercise Period Following Termination of Continuous Service. This Option shall terminate and be canceled to the extent not exercised within ninety (90) days following the termination of the Optionee’s Continuous Service, except that if such termination is due to the death or Disability of the Optionee, this Option shall terminate and be canceled twelve (12) months from the date of termination of Continuous Service. Notwithstanding the foregoing, in the event that the Optionee’s Continuous Service is terminated for Cause, then the Option shall immediately terminate on the date of such termination of Continuous Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which were otherwise exercisable as of the date of such termination.

3.       Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Compensation Committee or by such other form or means as the Compensation Committee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares in (i) cash; (ii) check; or (iii) such other manner as is acceptable to the Compensation Committee, provided that such form of consideration is permitted by the Plan and by applicable law. Upon exercise of the Option by the Optionee and prior to the delivery of the Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable tax withholding requirements in a method satisfactory to the Company. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

4.       Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

5.       Taxes. By executing this Grant Agreement, the Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise of the Option, are subject to the Optionee promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Compensation Committee), all taxes required to be withheld, if any. The Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on the Optionee that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Compensation Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold the Optionee harmless from any or all of such taxes. The Optionee authorizes the Company and its Subsidiaries to withhold an amount sufficient to satisfy any U.S. federal, state or local withholding tax requirements from any amounts otherwise owed to the Optionee, but nothing in this sentence will be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

6.       Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7.       Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by U.S. federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act, and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8.       No Guarantee of Continued Service. The Optionee acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth on Exhibit A do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without Cause; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

9.       Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

10.       Opportunity for Review. The Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

11.       Section 409A. This Option is intended to be exempt from the requirements of Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms of this Grant Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by the Optionee, or take any other action it deems necessary or advisable, to cause the Option to be exempt from Section 409A (or to comply therewith to the extent the Company determines it is not exempt).

12.       Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any Shares issued pursuant to this Grant Agreement for or in respect of the year that such financial statements are restated, or the prior three years, may be recovered to the extent the Shares issued exceed the number that would have been issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with Section 8(k) of the Plan, The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback or other policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

PROVENTION BIO, INC.

By:
Name:	Ashleigh Palmer
Title:	Chief Executive Officer

OPTIONEE

Name:

EXHIBIT A

PROVENTION BIO, INC.

STOCK OPTION GRANT AGREEMENT

(2020 INDUCEMENT PLAN)

(a).	Optionee’s Name:

(b).	Date of Grant:

(c).	Number of Shares Subject to the Option:

(d).	Exercise Price: $ per Share

(e).	Expiration Date:

(f).	Vesting Schedule:

Subject to the Optionee’s Continuous Service on each Vesting Date.